UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 12, 2015

  CUMMINS INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant’s telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 12, 2015, Cummins Inc. (the “Company”) held its 2015 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on the following proposals:

●	The election of ten directors for a one year term to expire at the Company’s 2016 annual meeting of shareholders;

●	An advisory vote on the compensation of the Company’s named executive officers;

●	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s auditors for 2015; and

●	A shareholder proposal regarding an independent board chairman.

As of the March 10, 2015 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 181,306,305 shares of Common Stock were outstanding and entitled to vote, each entitled to one vote per share.  Approximately 84.97% of all votes were represented at the Annual Meeting in person or by proxy.

The following are the final votes on the matters presented for shareholder approval at the Annual Meeting:

1.	Election of Ten Directors For A One Year Term To Expire at the Company’s 2016 Annual Meeting Of Shareholders

Name	For	Against	Abstain	Broker Non-Votes
N. Thomas Linebarger	125,080,853	9,121,158	561,519	19,297,091
Robert J. Bernhard	133,895,595	605,822	262,113	19,297,091
Dr. Franklin R. Chang Diaz	133,889,933	635,045	238,552	19,297,091
Bruno V. Di Leo Allen	133,942,953	553,277	267,300	19,297,091
Stephen B. Dobbs	133,932,352	584,035	247,143	19,297,091
Robert K. Herdman	133,768,851	719,338	275,341	19,297,091
Alexis M. Herman	130,474,171	4,001,172	288,187	19,297,091
Thomas J. Lynch	131,043,339	3,390,416	329,775	19,297,091
William I. Miller	132,239,297	2,255,972	268,261	19,297,091
Georgia R. Nelson	131,637,346	2,826,901	299,283	19,297,091

2.           Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
128,910,119	5,148,209	705,202	19,297,091

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Auditors for 2015

For	Against	Abstain	Broker Non-Votes
152,200,418	1,562,130	298,073	N/A

4.           Shareholder Proposal Regarding Independent Board Chairman

For	Against	Abstain	Broker Non-Votes
48,962,751	84,684,238	1,116,541	19,297,091

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2015

CUMMINS INC.
/s/ Marsha L. Hunt Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)